OMB APPROVAL

OMB Number:	3235-0059
Expires:	August 31, 2004
Estimated average burden hours per response	14.73

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ILEX ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ILEX Oncology, Inc.
4545 Horizon Hill Blvd.
San Antonio, Texas 78229
Telephone: (210) 949-8200

April 16, 2003

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 2003 Annual Meeting of the Stockholders of ILEX Oncology, Inc. The Annual Meeting will be held Thursday, May 22, 2003, at 10:00 a.m. Central Time at the Adam’s Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205. The formal Notice of Annual Meeting is set forth in the enclosed material.

     The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. Following the meeting, stockholders will have the opportunity to ask questions and comment on ILEX Oncology, Inc.’s operations.

     It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

     We appreciate your investment in ILEX Oncology, Inc. and urge you to return your proxy card as soon as possible.

Sincerely,

/s/ Jeffrey H. Buchalter

Jeffrey H. Buchalter
President and Chief Executive Officer

ILEX ONCOLOGY, INC.

Notice of Annual Meeting of Stockholders

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ILEX Oncology, Inc. (the “Company”) will be held on May 22, 2003, at 10:00 a.m. Central Time at the Adam’s Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205, for the following purposes:

               (1) A proposal to elect nine (9) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

               (2) A proposal to ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 2003; and

               (3) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

     The Board of Directors of the Company has fixed the close of business on April 4, 2003, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company’s principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

By Order of the Board of Directors,

/s/ Jeffrey H. Buchalter

JEFFREY H. BUCHALTER
President and Chief Executive Officer

San Antonio, Texas
April 16, 2003

IMPORTANT

     You are cordially invited to attend the Annual Meeting in person. Even if you plan to be present, please mark, sign, date and return the enclosed proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States. If you attend the meeting, you may vote either in person or by your proxy.

Proxy Statement
OWNERSHIP OF COMMON STOCK
MATTERS TO COME BEFORE THE ANNUAL MEETING
FURTHER INFORMATION
CERTAIN TRANSACTIONS
PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS

ILEX ONCOLOGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
 To Be Held on May 22, 2003

General Information

     This Proxy Statement and the accompanying proxy card are furnished to the stockholders of ILEX Oncology, Inc., a Delaware corporation (the “Company” or “ILEX”), in connection with the solicitation by ILEX’s Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held on May 22, 2003, at 10:00 a.m. Central Time, at the Adam’s Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Properly executed proxies received in time for the Meeting will be voted.

     The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $0.01 par value (“Common Stock”). At the close of business on April 4, 2003 (the “Record Date”), there were outstanding and entitled to vote 32,706,280 shares of Common Stock. Each Stockholder on the Record Date will be entitled to one vote per share. The Company’s Certificate of Incorporation does not permit cumulative voting in the election of directors.

     The Annual Report to Stockholders for the year ended December 31, 2002, has been or is being furnished with this Proxy Statement, which is being mailed on or about April 16, 2003, to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

Voting and Proxy Procedures

     Properly executed proxies received in time for the Annual Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the eight nominees for director named herein and for ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003. At the date of this Proxy Statement, management of the Company knows of no other matters, which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary of the Company at the Company’s principal offices at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company’s principal offices are located at 4545 Horizon Hill Blvd., San Antonio, Texas 78229.

     The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors, and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries that hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

OWNERSHIP OF COMMON STOCK

Security Ownership of Principal Stockholders and Management

     The following table sets forth as of March 14, 2003 certain information with respect to the Company’s Common Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, each director, each nominee for director, each executive officer named in the Summary Compensation Table and by all its directors, executive officers and nominees for director as a group.

	Shares	Percentage of
	Beneficially	Outstanding Shares
Name and Address of Beneficial Owner	Owned(1)(2)	Beneficially Owned(3)

Wellington Management Company LLP (4)
75 State Street
Boston, Massachusetts 02109	3,552,380	10.69%
Deutsche Bank AG (5)
Taunusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany	3,502,549	10.54%
Capital Guardian Trust Company (6)
11100 Santa Monica Blvd
Los Angeles, California 90025	1,817,640	5.47%
Cancer Therapy and Research Center Endowment (7)
7979 Wurzbach
San Antonio, Texas 78229	1,782,127	5.36%
Daniel D. Von Hoff, M.D. (8)	359,725	1.08%
Richard L. Love (9)(10)	313,080	*
Jeffrey H. Buchalter (11)	177,728	*
Gary V. Woods (7)(12)(13)	84,043	*
Ze’ev Shaked, Ph.D. (14)	83,600	*
Jason S. Fisherman, M.D. (12)(16)	39,634	*
Joseph S. Bailes, M.D. (12)	39,128	*
Ronald G. Tefteller (15)	38,676	*
Ruskin C. Norman, M.D. (7)(13)(17)	33,735	*
Timothy M. Ruane (18)	23,000	*
Craig A. Tooman (19)	17,500	*
Joy A. Amundson (20)	8,010	*
Victor P. Micati (21)	—	—
Mark E. Watson, Jr. (21)	—	—
All executive officers, directors and nominees for director as a group (15 persons)(7)(13)(16)	1,317,859	3.96%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 14, 2003, are deemed outstanding. Except as otherwise noted, the street address of the named beneficial owner is 4545 Horizon Hill Blvd., San Antonio, Texas 78229.

(2)	To the Company’s knowledge, unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)	Based on a total of 33,245,963 shares of Common stock, which includes 32,554,390 shares of Common Stock issued and outstanding on March 14, 2003, 685,522 shares of common stock issuable upon exercise of options and 6,051 shares of common stock issuable upon exercise of options which will vest within 60 days.

(4)	Represents shares held by Wellington Management Company, which exercises sole voting and investment power as investment adviser with respect to the shares. Based solely on information contained in Schedule 13G filed with the Securities and Exchange Commission.

(5)	Represents shares held by Deutsche Bank AG, which exercises sole voting and investment power as investment adviser with respect to the shares. Based solely on information contained in Schedule 13G filed with the Securities and Exchange Commission.

(6)	Represents shares held by Capital Guardian Trust Company, which exercises sole voting and investment power as investment adviser with respect to the shares. Based solely on information contained in Schedule 13G filed with the Securities and Exchange Commission.

(7)	Does not include 57,256 shares of Common Stock issuable upon exercise of options granted to Mr. Woods and Dr. Norman, who are members of the Board of Directors of The Cancer Therapy and Research Center of South Texas (“CTRC”). CTRC Endowment is a wholly-owned subsidiary of CTRC, and Mr. Woods and Dr. Norman have agreed to donate economic gain from these options to CTRC.

(8)	Includes 43,546 shares of Common Stock issuable upon exercise of options.

(9)	Includes 93,300 shares of Common Stock issuable upon exercise of options.

(10)	Includes 800 shares of Common Stock held by each of Mr. Love’s three children and Mr. Love’s spouse, 600 shares of Common Stock held by Mr. Love’s brother and 200 shares held by Mr. Love’s mother.

(11)	Includes 92,728 shares of Common Stock issuable upon exercise of options and 100,000 shares pursuant to a stock grant, which are not vested.

(12)	Includes 39,128 shares of Common Stock issuable upon exercise of options.

(13)	Does not include 1,782,127 shares beneficially owned by CTRC Endowment. See Footnote (7).

(14)	Represents 83,600 shares of Common Stock issuable upon exercise of options.

(15)	Includes 38,377 shares of Common Stock issuable upon exercise of options.

(16)	Does not include 797,831 shares of Common Stock beneficially owned by entities under the control of Advent International Corporation (“Advent”). Dr. Fisherman is a Vice President of Advent and may be deemed to be the beneficial owner of such shares. Dr. Fisherman disclaims beneficial ownership of such shares.

(17)	Includes 29,128 shares of Common Stock issuable upon exercise of options.

(18)	Includes 18,000 shares of Common Stock issuable upon exercise of options.

(19)	Represents 17,500 shares of Common Stock issuable upon exercise of options.

(20)	Represents 8,010 shares of Common Stock issuable upon exercise of options.

(21)	Nominee for director of the Company.

MATTERS TO COME BEFORE THE ANNUAL MEETING

Proposal 1: Election of Directors

     Nine directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below, with the exception of Victor P. Micati and Mark E. Watson, Jr., are currently directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.

NOMINEES

Name	Age	Position	Director Since

Jeffrey H. Buchalter	45	President, Chief	2001
		Executive Officer
		and Director
Joy A. Amundson	48	Director	2002

Joseph S. Bailes, M.D.	46	Director	1997

Jason S. Fisherman, M.D.	46	Director	1995

Richard L. Love	59	Director	1993

Victor P. Micati	63	Director	—

Daniel D. Von Hoff, M.D.	55	Director	1994

Mark E. Watson, Jr.	67	Director	—

Gary V. Woods	59	Director	1993

     Biographical information on these director nominees is set forth below under “Further Information — Board of Directors and Executive Officers.”

     It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

     The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees.

Committees of the Board of Directors

     The business of the Company is managed under the direction of its Board of Directors. The Board of Directors has established four standing committees: Audit, Compensation, Nominating and Governance, and Executive.

     The Audit Committee recommends the selection of and confers with the Company’s independent public accountants regarding the scope and adequacy of annual audits, reviews reports from the independent public accountants and meets with the independent public accountants and with the Company’s financial personnel to review the adequacy of the Company’s accounting principles, financial controls and policies. The Audit Committee operates pursuant to a charter, a copy of which is attached to the Company’s 2001 Proxy Statement. The Audit Committee consists of three independent directors, Joy A. Amundson, Ruskin C. Norman, M.D. and Gary V. Woods. For more information on the Audit Committee, please see the Report of the Audit Committee on page 10.

     The Compensation Committee reviews the Company’s compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the Company and makes recommendations regarding stock option grants under the Company’s stock option plans. The Compensation Committee consists of two independent directors, Gary V. Woods and Jason S. Fisherman, M.D.

     The Nominating and Governance Committee identifies and selects qualified board members and formulates corporate governance principles. The Nominating and Governance Committee consists of three independent directors, Joy A. Amundson, Gary V. Woods and Ruskin C. Norman, M.D.

     The Executive Committee assists the Board of Directors by acting upon matters when the Board is not in session and reviews proposed acquisitions, dispositions and similar transactions. The Executive Committee consists of Jeffrey H. Buchalter, Gary V. Woods, and Jason S. Fisherman, M.D.

Meetings of the Board of Directors

     During 2002, the Board of Directors met eight (8) times, the Compensation Committee met three (3) times, the Audit Committee met two (2) times, the Executive Committee met three (3) times and the Nominating and Governance Committee met one (1) time. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he or she was a member, with the exception of Daniel D. Von Hoff, M.D.

Compensation of Directors

     Each non-employee director receives a fee of $2,000 for each board meeting and committee meeting attended, if such committee meeting is held on a different day than a Board of Directors’ meeting, and a year-end option grant of 1,000 shares of Common Stock, which vests immediately, for each regularly scheduled board meeting attended. Additionally, upon initial election to the Board, each non-employee director receives an option grant of 17,500 shares of Common Stock, which vests in monthly increments over a four-year period. We also reimburse directors for their travel expenses to and from the meetings.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE
INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

Proposal 2: Ratification of Appointment of Independent Public Accountants

     Ernst & Young LLP (“Ernst & Young”) has served as independent public accountants of the Company with respect to the Company’s consolidated financial statements beginning with the year ended December 31, 2002.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     On March 21, 2002, the Board of Directors and the Audit Committee dismissed Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent public accountants and engaged Ernst & Young LLP to serve as the Company’s independent public accountants for the fiscal year 2002.

     Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2001 and the subsequent interim period preceding their dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen ‘s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Company’s consolidated financial statements for such years and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     Ernst & Young was engaged as the Company’s principal accountants on March 21, 2002. During the year ended December 31, 2001 and the subsequent interim period prior to March 21, 2002, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees. Ernst & Young billed aggregate fees of $162,213 for professional services rendered for (i) the audit of the Company’s financial statements for the year ended December 31, 2002 and (ii) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Financial Information Systems Design and Implementation. No fees were billed by Ernst & Young for professional services in 2002 in connection with financial information systems design and implementation.

All Other Fees. The aggregate of all other fees billed by Ernst & Young during 2002 for professional services rendered was $365,425. Of this amount, $293,992 relates to tax compliance, tax advice and tax planning.

     The Company’s Audit Committee has determined that the provision of the services described above is compatible with maintaining Ernst & Young’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY
THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC
ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31,
2003

FURTHER INFORMATION

Board of Directors and Executive Officers

     Set forth below is information with respect to each director and executive officer of the Company as of March 14, 2003. The executive officers are elected by the Board of Directors and serve at the discretion of the Board of Directors.

Name	Age	Position

Jeffrey H. Buchalter (2)	45	President and Chief Executive Officer and Director
Mark P. Mellin	42	Senior Vice President, Chief Financial Officer
Timothy M. Ruane	38	Senior Vice President, Business Management Executive Vice President, Chief Operating
Ze’ev Shaked, Ph.D.(5)	57	Officer
Ronald G. Tefteller	56	Vice President, General Counsel
Craig A. Tooman	37	Senior Vice President, Strategic Planning and Corporate Communications
Gary V. Woods (1)(2)(3)(4)	59	Chairman of the Board
Joy A. Amundson (3)(4)	48	Director
Joseph S. Bailes, M.D.	46	Director
Jason S. Fisherman, M.D. (1)(2)	46	Director
Richard L. Love	59	Director
Ruskin C. Norman, M.D. (3)(4)	84	Director
Daniel D. Von Hoff, M.D.	55	Director

(1)	Member of the Compensation Committee

(2)	Member of the Executive Committee

(3)	Member of the Audit Committee

(4)	Member of the Nominating and Governance Committee

(5)	Resigned from the Company in April 2003

     Jeffrey H. Buchalter was named President of ILEX Oncology, Inc. in September of 2001 and Chief Executive Officer on January 1, 2002. Mr. Buchalter has served as a Director of ILEX since February 2001. From 1997 to 2001, Mr. Buchalter was Group Vice President for the Worldwide Oncology Franchise at Pharmacia Corporation. From 1993 to 1997, Mr. Buchalter was a Group Director with American Home Products, Wyeth Ayerst Laboratories. He was presented the Joseph F. Buckley Memorial Award from the American Cancer Society for commitment to cancer control and involvement in the pharmaceutical oncology field. Additionally, Mr. Buchalter was invited by former President George Bush to serve as a collaborating partner in the National Dialogue on Cancer. Mr. Buchalter received his B.S. from Seton Hall University and his M.B.A. from Temple University.

     Mark P. Mellin joined ILEX in September 2002 as Senior Vice President and Chief Financial Officer. Before joining ILEX, he was the managing partner for the San Antonio office of Arthur Andersen LLP. During his tenure at Arthur Andersen, Mr. Mellin oversaw the operations of the 150-person audit, tax and consulting practice of the San Antonio office. Additionally, Mr. Mellin served as an auditor and financial advisor to numerous public and private companies, including biotechnology companies, throughout his 20 years with Arthur Andersen. He earned a B.B.A. in Accounting from the University of Texas and is a Certified Public Accountant.

     Timothy M. Ruane joined ILEX in February 2002 as Senior Vice President, Business Management. Before joining ILEX, he served as Senior Director, Global Oncology Commercial Development for Pharmacia Corporation’s Oncology Division and prior to his appointment as Senior Director he served as Director, Oncology North America and Latin America from March 2000 to January 2002. Mr. Ruane served as Managing Director of Saatchi & Saatchi Healthcare’s Advanced Therapeutics Group from September 1998 to March 2000. From July 1993 to September 1998 he served as Director of Marketing — Leukine® and Flt3 ligand and previously as Director of New Business Development for Immunex Corporation. Mr. Ruane earned his B.S. from Wake Forest University and his M.B.A. from the University of Washington.

     Ze’ev Shaked, Ph.D. has served as Executive Vice President and Chief Operating Officer of ILEX since January 2001, and as President of ILEX Products since joining the Company in June 2000. Prior to joining the

Company, Dr. Shaked was a consultant specializing in drug development of biologics, conventional drugs, and medical devices from 1995 to 2000. From 1991 to 1995, he was Senior Vice President, Pharmaceutical Development of ImmuLogic Pharmaceutical Corporation. Dr. Shaked received his B.S. in Chemistry and Physics and his M.S. in Applied Chemistry from The Hebrew University of Jerusalem. Dr. Shaked earned his Ph.D. in Applied Biochemistry and Organic Chemistry from Massachusetts Institute of Technology in 1991. Dr. Shaked resigned from the Company in April 2003.

     Ronald G. Tefteller has served as Vice President and General Counsel since January 2000 and as Senior Director of Corporate Development and General Counsel since joining ILEX in April 1999. From 1991 to 1999, Mr. Tefteller served as Legal Counsel and consultant to Methodist Healthcare Ministries, Inc., the Methodist Healthcare System of San Antonio, Ltd. and associated physician organizations. Previously, he spent 10 years at Sage Energy Company as Vice President. He received a B.S. from Texas A&M University in 1970 and a J.D. from The University of Texas School of Law in 1975 after service in the United States Air Force. He also completed the Harvard Graduate School of Business Program for Management Development in 1989.

     Craig A. Tooman joined ILEX in March 2002 as Vice President of Investor Relations and was promoted to Senior Vice President, Strategic Planning and Corporate Communications in September 2002. Mr. Tooman has more than 15 years of pharmaceutical experience, having worked in diverse positions including investor relations, strategic planning, finance, marketing and sales. He has also held positions in Europe and Japan. Prior to joining ILEX, Mr. Tooman served as the Vice President of Investor Relations for Pharmacia Corporation from 2000 to 2001. Under his leadership, the Pharmacia Investor Relations unit won 4 of the largest awards of distinction in Investor/Public Relations. Prior to the merger of Pharmacia & Upjohn and Monsanto, he served as Assistant Vice President of Investor Relations for Pharmacia & Upjohn from 1999 to 2000 and as Worldwide Director of Investor Relations from 1998 to 1999. Prior to that time, Mr. Tooman served as Director of Investor Relations, Europe and as Director of Corporate Strategy for Pharmacia & Upjohn Management Co. from 1996 to 1997. Mr. Tooman earned his B.A. from Kalamazoo College and his M.B.A. from the University of Chicago.

     Joy A. Amundson has served as a Director of ILEX since May 2002. Ms. Amundson is currently a principal with Amundson Partners, a healthcare consulting firm. She served as Senior Vice President at Abbott Laboratories, a $16 billion global diversified healthcare company, from 1995 to 2001. Concurrently, she served as President of Ross Products, a division of Abbott, from 1998 to 2001 and as President of Chemical and Agricultural Products, another Abbott division, from 1995 to 1998. Prior to being named Senior Vice President, Ms. Amundson served in various management positions at Abbott including Corporate Vice President of Abbott HealthSystems and Vice President and General Manager of Hospital Products. Prior to joining Abbott in 1982, Ms. Amundson was in brand management with Procter & Gamble. She received a B.A. in journalism/advertising from the University of Wisconsin and a Master’s in Management from the Kellogg School of Management at Northwestern University. She serves as a director of The Dial Corporation and Lutheran General Hospital.

     Joseph S. Bailes, M.D., has served as a Director of ILEX since August 1997. He has been Executive Vice President, Clinical Affairs for US Oncology, Inc. since it was formed in June 1999 through the merger of American Oncology Resources, Inc. and Physician Reliance Network, Inc. (PRN). Dr. Bailes served as Executive Vice President and National Medical Director of PRN since its formation in 1993. Since 1986 he has been employed as an oncologist by Texas Oncology, P.A. A board certified oncologist, Dr. Bailes received his medical degree from The University of Texas Southwestern Medical School in Dallas. He is a past President of the American Society of Clinical Oncology. Dr. Bailes serves as an advisory director of Texas Regional Bancshares.

     Jason S. Fisherman, M.D., has been a Director of ILEX since September 1995. Dr. Fisherman is currently a Vice President at Advent International, one of the world’s largest private equity investment firms. Prior to joining Advent, Dr. Fisherman served as Senior Director of Medical Research for Enzon, Inc. from 1991 to 1994. Between 1989 and 1992, he managed clinical development of a number of anticancer drugs at the National Cancer Institute. Dr. Fisherman is currently a director of Exelixis, Inc., Oridion Systems Ltd. and several private health care companies. Dr. Fisherman received his B.A. in Molecular Biophysics and Biochemistry from Yale, his M.D. from the University of Pennsylvania, and his M.B.A. from Wharton. He is board-certified in internal medicine and medical oncology.

     Richard L. Love has served as President, Chief Executive Officer and a Director of ILEX Oncology, Inc. from the time we began operations in October 1994. Mr. Love is Director and Chief Operating Officer of Translational Genomics Research Institute. In September 2001, Mr. Love resigned his position as President of ILEX Oncology, Inc. and, on December 31, 2001, Mr. Love resigned his position as Chief Executive Officer of ILEX Oncology, Inc. Mr. Love remains on the Board of Directors. He has served on the Board of Directors of Parexel International since September 2002 and has served on the Board of Directors of Signase, Inc. since 2000. He has more than 33 years of industry experience with more than 20 years in the biosciences industry. Prior to forming ILEX, Mr. Love was Chief Operating Officer of CTRC Research from April 1991 to September 1994. From 1983 through 1991, Mr. Love served as CEO of Triton Biosciences Inc., a subsidiary of Shell Oil Company, and led the sale of Triton to Berlex Laboratories, Inc., a subsidiary of Schering AG. Mr. Love earned his B.S. and M.S. in Chemical Engineering from Virginia Polytechnic Institute.

     Victor P. Micati is a nominee for Director of ILEX. Mr. Micati is currently as consultant to the pharmaceutical industry, a role he has served since retiring from Pfizer in 2000. Mr. Micati joined Pfizer in 1965 and has held a wide variety of marketing and product development positions. In 1971, he was appointed Vice President of Marketing, Pfizer Laboratories. In 1972, he became Vice President of Pharmaceutical Development in Pfizer International’s headquarters operations; in 1980, he moved to the Brussels-based European Management Center to become Executive Vice President of Pfizer Europe. Mr. Micati returned to Pfizer headquarters in 1984 and was appointed Senior Vice President, Pharmaceuticals and a member of the Pfizer International Board of Directors. He was appointed President of European Operations in 1990 and became a corporate officer and Vice President of Pfizer in 1992. With the globalization of pharmaceutical operations in January 1997, Mr. Micati was appointed to the ten-member Corporate Management Committee. He assumed responsibility for the Consumer Healthcare Group in September 1997. Mr. Micati’s last responsibility at Pfizer was as Executive Vice President of the Pfizer Pharmaceutical Group of Pfizer, Inc. In this role, he was responsible for Pfizer’s European pharmaceutical operations as well as the global consumer healthcare business. Mr. Micati graduated from Middlebury College with a B.A. in chemistry in 1962 and earned an M.B.A. in marketing from Columbia University in 1965.

     Ruskin C. Norman, M.D., has served as a Director of ILEX since our formation in December 1993 to 2003. Dr. Norman is not standing for re-election to the Board of Directors. Dr. Norman is a past member (Senior Partner) of Radiology Physician Associates, as well as a previous President of St. Luke’s Lutheran Hospital in San Antonio. In 1978, he served as Chairman of the National Medical Advisory Committee of the American Health Care Association. Dr. Norman is currently a director of the Cancer Therapy and Research Center (CTRC) and Compass Bank-San Antonio. Dr. Norman received his B.S. in Pharmacy from the St. Louis College of Pharmacy and his M.D. from the Northwestern University Medical School.

     Daniel D. Von Hoff, M.D., has served as a Director of ILEX since we began operations in October 1994. Dr. Von Hoff was named Director of the Arizona Cancer Center in August 1999 and Professor of Medicine at the University of Arizona Health Sciences Center in Tucson. Prior to that, he served as the Director of the Institute for Drug Development since 1989, Chief Executive Officer of CTRC Research since 1995, and a Clinical Professor of Medicine at the University of Texas Health Science Center in San Antonio (UTHSCSA) since 1995. He is a past President of the American Association for Cancer Research and is the Co-Director of Research for US Oncology, Inc. He is widely regarded as one of the world’s most experienced developers of new anticancer agents. Dr. Von Hoff has served on the FDA’s Oncology Drug Advisory Committee (ODAC) and was a member of the Board of Directors of the American Society of Clinical Oncology. He is the recipient of numerous awards and honors including the K. Bagshawe Honorary Lecture for the British Association for Cancer Research, the EORTC Michel Clavel Lectureship and the Therapeutic Frontiers Lecture Award from the American College of Clinical Pharmacy. He is a Fellow of the American Association for the Advancement of Science and is a recipient of both the Outstanding Professor Award and the Presidential Teaching Award from the UTHSCSA. Dr. Von Hoff received his B.S. from Carroll College and his M.D. from Columbia College of Physicians and Surgeons.

     Mark E. Watson, Jr. is a nominee for Director of ILEX. Mr. Watson owns and operates the Diamond K Ranch in Sisterdale, Texas. In 1983, he founded Titan Holdings, Inc., which became a member of the New York Stock Exchange in 1994 and was acquired by The St. Paul Insurance Group in 1998. Mr. Watson is a Commissioner with the Texas Parks and Wildlife Commission. He is the Vice-Chairman of the National Center for American Western Art and he serves on the Board of Directors of the CTRC, the Texas State Aquarium and the Blood and Tissue Center. He is a Board of Trustee Emeritus of the University of the Incarnate Word and serves on the Board of the College of Arts and Letters at the University of Notre Dame.

     Gary V. Woods has served as a Director of ILEX since our formation in December 1993 and has served as Chairman of the Board of Directors from 1994 to 2003. Since 1979, Mr. Woods has been employed as President of McCombs Enterprises, Inc., an organization that invests in automobile dealerships, oil and gas ventures, real estate and broadcasting. He currently serves on the Board of Directors of several private organizations, including CTRC, where he serves as Chairman of the Board of Directors, Mr. Woods serves as a director of Argonaut Group, Inc. and previously served as a director of Titan Holdings, Inc. and the Greater San Antonio Chamber of Commerce. He also served as President of the San Antonio Spurs of the National Basketball Association from 1988 to 1993. Mr. Woods has been the President of the Minnesota Vikings of the

National Football League since August 1998. Mr. Woods received his B.B.A. from Southwest Texas State University and his M.B.A. from Southern Methodist University and is a Certified Public Accountant.

Compensation Committee Report on Executive Compensation

     The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our stock option plans.

     Overall Objectives of the Executive Compensation Program

     The purpose of the Company’s compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company’s executive compensation programs is to link the long-term financial interests of executives with those of the Company and its stockholders. Throughout 2002, the Compensation Committee considered compensation for comparable organizations in order to establish the Company’s total compensation program and recommend awards under our stock option plans.

     Base Salary Program

     It is the Company’s policy to establish salaries at a level approximating the average of the competitive levels in comparable biopharmaceutical organizations and to provide annual salary increases reflective of the executive’s performance, level of responsibility and position with the Company. Based on a review of comparable organizations, Mr. Buchalter’s base annual salary for 2002 was $400,000.

     Annual Incentive

     Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, product acquisition, in-licensing and out-licensing agreements and collaborative agreements. Throughout 2002, the Compensation Committee did not utilize formalized mathematical formulas, nor did it assign weightings to these factors. The Compensation Committee, in its sole discretion, determined the amount, if any, of incentive payments to each executive. Mr. Buchalter earned a $140,000 bonus from the Company in 2002.

     Stock Option Plans

     In 2000, the Board of Directors of the Company adopted and the stockholders of the Company approved the 2000 Employee Stock Compensation Plan, or the 2000 Stock Plan. The 2000 Stock Plan provides for the issuance of up to a maximum of 4,250,000 shares of the Company’s Common Stock to key employees of and consultants to the Company or any of its subsidiaries. The 2000 Stock Plan provides for the issuance of either restricted stock awards or stock options. Options granted under the 2000 Stock Plan may be either incentive stock options or options which do not qualify as incentive stock options. As of December 31, 2002, 271,187 shares were available for grant under the 2000 Stock Plan. In 2001, the Company adopted the 2001 UK Stock Option Plan (the UK Plan). The UK Plan provides for the issuance of stock options to key employees and directors of the Company’s UK Subsidiary. The shares of stock with respect to which awards may be granted under the UK Plan will reduce the shares available for grant from the 2000 Stock Plan.

     In October 1996, the Board of Directors of the Company adopted and the stockholders of the Company approved the 1996 Non-Employee Directors’ Stock Option Plan (the Directors’ Plan). The Director’s Plan provides for the issuance of up to 225,000 shares of the Company’s common stock to non-employee directors of the Company. Under the Directors’ Plan, each non-employee director is granted an option for up to 17,500 shares of common stock upon appointment to the board. As of December 31, 2002, non-employee directors had been granted a total of 154,896 options upon appointment to the board with an exercise price of between $7.01 and

$29.75, which vest at 1/48 per month. Additionally, each non-employee director will be eligible to receive up to 6,000 stock options annually, which will be fully vested at the time of grant and based upon the participation of the director. As of December 31, 2002, non-employee directors had been granted 81,000 of these options for participation with an exercise price of between $8.63 and $28.00 per share. As of December 31, 2002, 17,768 shares were available for grant under the Directors’ Plan.

     In 1995, the Board of Directors of the Company adopted and the stockholders of the Company approved the 1995 Stock Option Plan. The 1995 Stock Option Plan provides for the issuance of up to a maximum of 1,800,000 shares of the Company’s Common Stock to key employees of and consultants to the Company or any of its subsidiaries. Options granted under the 1995 Stock Option Plan may be either incentive stock options or options which do not qualify as incentive stock options. As of December 31, 2002, 183,209 shares were available for grant under the 1995 Stock Option Plan.

     The stock option plans are currently administered by the Compensation Committee, which is comprised of two independent members of the Board of Directors, chosen by the Board of Directors. The current members of the Compensation Committee are Messrs. Fisherman and Woods. The Compensation Committee has the authority to determine those individuals to whom stock options should be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to exercise of the option, the terms for payment of the option price and other terms and conditions.

      During 2002, the Company had granted options under its stock option plans to purchase an aggregate of 1,459,416 shares of Common Stock at a weighted average exercise price per share of $9.37.

     Section 162(m)

     Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company’s five highest paid executives. Excluded from this limitation is compensation that is “performance based.” For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, the Company believes that compensation relating to options granted under its stock option plans should be excluded from the $1 million limitation calculation. Compensation relating to the Company’s incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Compensation Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of the Company’s management is an important part of its responsibilities and inures to the benefit of the Company’s stockholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

     Conclusion

     The Compensation Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively. The Compensation Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company’s overall future successes, thereby enhancing the value of the Company for the stockholders’ benefit.

Compensation Committee of the Board of Directors
Gary V. Woods
Jason S. Fisherman, M.D.

Report of the Audit Committee

     Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

     The Audit Committee has:

•	Reviewed and discussed the audited financial statements with management.

•	Discussed with the independent auditors the matters required to be discussed by SAS 61.

•	Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

•	Considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence.

•	Discussed with the auditors the auditors’ independence.

•	Based on the review and discussions above, recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     The Board of Directors has determined that the members of the Audit Committee are independent in accordance with the applicable independence standards of the National Association of Securities Dealers. The Audit Committee has adopted a written charter. The charter was included as Exhibit A to the Company’s 2001 proxy statement and has not been amended. The Audit Committee met two times in the last fiscal year.

     For the year 2002, the Audit Committee recommended to the Board of Directors, the Board of Directors appointed and the shareholders approved, Ernst & Young LLP as the independent public accountants for the Company. Previously, Arthur Andersen LLP had been the independent public accountants for the Company. The decision to change independent public accountants was made following interviews with other accounting firms.

     The Audit Committee, with management, continues to re-examine the issue of how and to what extent the external audit and non-audit functions should be separated. The Audit Committee will continue to examine the provision of non-audit services by its auditors, and will recommend a separation of functions where it believes such separation is appropriate. In doing so, the Audit Committee will consider the views of the Company’s management as to a particular firm’s suitability for the particular task, cost, knowledge of the Company’s operations, other relationships with the Company, and such other factors and qualifications as the Company’s management may deem appropriate.

Members of the Audit Committee:
Joy A. Amundson, Chairman
Ruskin C. Norman, M.D.
Gary V. Woods

Executive Compensation

     The following table summarizes all compensation paid for services rendered to the Company in all capacities during the years ended December 31, 2002, 2001 and 2000 by the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers during 2002 (together, the “Named Officers”).

Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Annual Compensation			Securities
	Fiscal				Underlying	All Other
Name & Principal Position	Year	Salary ($)	Bonus ($)		Options (#)	Compensation

Jeffrey H. Buchalter(1)	2002	$400,000	$26,250		191,670	$215,981	(2)
President and Chief Executive	2001	87,500	75,000	(3)	230,830	2,250	(4)
Officer	2000	—	—		—	—

Timothy M. Ruane(5)	2002	$183,333	$107,116	(3)	97,000	$50,768	(6)
Senior Vice President,	2001	—	—		—	—
Business Management	2000	—	—		—	—

Ze’ev Shaked, Ph.D.(7)	2002	$260,400	$100,000		40,000	$9,461	(8)
Executive Vice President,	2001	236,250	35,567		25,000	12,600	(9)
Chief Operating Officer	2000	112,500	38,850	(3)	134,700	23,844	(10)

Ronald G. Tefteller	2002	$180,000	$65,000		40,000	$5,400	(11)
Vice President, General	2001	160,000	39,222		25,000	13,522	(12)
Counsel	2000	140,000	16,500		29,010	4,200	(13)

Craig A. Tooman(14)	2002	$179,385	$114,767	(3)	110,000	$25,436	(15)
Senior Vice President,	2001	—	—		—	—
Strategic Planning and Corporate Communications	2000	—	—		—	—

1)	Mr. Buchalter became president in September 2001 and succeeded Mr. Love as Chief Executive Officer on January 1, 2002.

2)	$209,981 represents tax-protected relocation and temporary housing expenses paid by the Company. The remaining $6,000 represents the Company’s contribution to the 401(k) Plan on behalf of Mr. Buchalter.

3)	Represents sign-on bonus.

4)	Represents the Company’s contribution to the 401(k) Plan on behalf of Mr. Buchalter.

5)	Mr. Ruane joined the Company on February 1, 2002.

6)	$39,434 represents tax-protected relocation expenses paid by the Company. $4,500 represents the Company’s contribution to the 401(k) Plan on behalf of Mr. Ruane. 7) Dr. Shaked joined the Company on June 22, 2000.

8)	$5,479 represents the Company’s contribution to the 401(k) Plan on behalf of Dr. Shaked. 9) $5,300 represents tax advice and tax return preparation fees paid by the Company and $5,100 represents the Company’s contribution to the 401(k) Plan on behalf of Dr. Shaked.

10)	$20,313 represents relocation expenses paid by the Company and the remaining amount represents the Company’s contribution to the 401(k) Plan on behalf of Dr. Shaked.

11)	$5,400 represents the Company’s contribution to the 401(k) Plan on behalf of Mr. Tefteller.

12)	$4,500 represents tax advice and tax return preparation fees paid by the Company and $4,800 represents the Company contribution to the 401(k) Plan on behalf of Mr. Tefteller.

13)	Represents the Company’s contribution to the 401(k) Plan on behalf of Mr. Tefteller.

14)	Mr. Tooman joined the Company on March 11, 2002.

15)	$20,486 represents tax-protected relocation expenses paid by the Company. The remaining amount represents the Company’s contribution to the 401(k) Plan on behalf of Mr. Tooman.

Stock Option Grants in Fiscal 2002

     The following tables set forth information concerning individual grants of stock options, exercises of stock options, and aggregate stock options held for each of the Named Officers listed in the Summary Compensation Table above for the year ended December 31, 2002:

Option Grants in 2002

					Potential Realizable
					Value at Assumed
					Annual Rates of
	Number of	Percent of			Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term(1)
	Options	Employees in	Price	Expiration
Name	Granted (#)	2002	Per Share	Date	5%	10%

Jeffrey H. Buchalter	4,065	.29%	$24.60	1/24/12	$62,889	$159,373
	37,605	2.67%	24.60	1/24/12	581,780	1,474,344
	150,000	10.63%	6.91	8/5/12	651,849	1,651,914

Timothy R. Ruane	21,995	1.56%	$22.73	2/1/12	$314,414	$796,786
	35,005	2.48%	22.73	2/1/12	500,389	1,268,083
	40,000	2.84%	6.91	8/5/12	173,826	440,510

Ze’ev Shaked, Ph.D.	10,005	.71%	$6.91	8/5/12	$43,478	$110,183
	29,995	2.13%	6.91	8/5/12	130,348	330,328

Ronald G. Tefteller	10,004	.71%	$6.91	8/5/12	$43,474	$110,172
	29,996	2.13%	6.91	8/5/12	130,352	330,339

Craig A. Tooman	24,168	1.71%	$16.55	3/11/12	$251,546	$637,466
	45,832	3.25%	16.55	3/11/12	477,029	1,208,885
	40,000	2.84%	6.91	8/5/12	173,826	440,510

(1)	The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of Common Stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the Common Stock received therefore is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price appreciation. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

Aggregate Option Exercises in 2002 and Fiscal Year-End Option Values

	Shares		Number of Securities		Value of Unexercised In-
	Acquired		Underlying Unexercised		The-Money Options at
	Upon	Value	Options at FY-End(#)		FY-End(1) ($)
	Option	Realized(2)
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jeffrey H. Buchalter	—	$—	80,852	341,648	$—	$22,500

Timothy R. Ruane	—	—	5,000	92,000	—	6,000

Ze’ev Shaked, Ph.D.	—	—	83,600	116,100	—	6,000

Ronald G. Tefteller	—	—	32,532	77,848	—	6,000

Craig A. Tooman	—	—	—	110,000	—	6,000

(1)	The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 2002 ($7.06) and exercise prices of the options.

(2)	The value realized is determined as the difference between the fair market value of the securities on the exercise date and the exercise price of the options.

Equity Compensation Plan Information

Number of securities
remaining available for
	Number of securities		issuance under equity
	to be issued upon	Weighted-average	compensation plans as of
	exercise of outstanding	exercise price of	December 31, 2002
	options as of	outstanding options	(excluding securities
	December 31, 2002	as of December 31, 2002	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,857,312	$18.18	472,164

Equity compensation plans not approved by security holders	—	—	—

Total	3,857,312	$18.18	472,164

Employment Agreements and Change-of-Control Arrangements

     In the event of a change of control, the current Chief Executive Officer will receive three times his yearly salary in effect immediately prior to the date of such change of control. Additionally, in the event of a change of control, any other officer of the Company who does not receive a comparable offer of employment with the Company or its successor of at least one year duration following the change of control or who is terminated without cause within one year following the change of control shall be entitled to the amount opposite such officer as set forth below:

Executive Vice President	Two times the yearly base salary in effect immediately prior to the date of such change of control

Senior Vice President	Two times the yearly base salary in effect immediately prior to the date of such change of control

Vice President	The yearly base salary in effect immediately prior to the date of such change of control

     A “change of control” for purposes of the policy described above is a sale, transfer or disposition of substantially all of the assets of the Company, a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization is owned by persons who were not stockholders of the Company immediately prior to the merger, consolidation or other reorganization.

     If the employment of the President, any Executive Vice President or any Senior Vice President is terminated without cause, such officer shall be entitled to receive a lump sum equal to such officer’s then current yearly base salary; provided however, such payments are not in addition to any amounts payable to such officer upon a change of control.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee of the Company’s Board of Directors are Messrs. Woods and Fisherman. The Compensation Committee makes recommendations to the Board of Directors regarding executive compensation matters, including decisions relating to salary and bonus and grants of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, each non-employee member of the Company’s Board of Directors filed one report late reporting exempt options granted to each of them in December 2002.

Performance Graph

     The Company’s Common Stock has been traded publicly since February 21, 1997. Prior to such date, there was no established market for its Common Stock. The following Performance Graph compares the Company’s cumulative total stockholder return on its Common Stock from December 31, 1997 through December 31, 2002, with the cumulative total return of the NASDAQ National Market, the NASDAQ Pharmaceutical Index, and the NASDAQ Biotechnology Index over the same period.

Comparison of Cumulative Total Return
Among the Company, the NASDAQ National Market, the NASDAQ Pharmaceutical Index, and the
NASDAQ Biotechnology Index

Total Returns Index for	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

ILEX ONCOLOGY INC	100.00	150.85	327.12	356.79	366.64	95.73
NASDAQ STOCK MARKET (U.S.)	100.00	140.99	261.48	157.42	124.89	86.33
NASDAQ PHARMACEUTICAL	100.00	126.94	239.34	298.55	254.43	164.36
NASDAQ BIOTECHNOLOGY	100.00	156.02	359.99	450.07	376.78	234.15

The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

CERTAIN TRANSACTIONS

     ILEX was formed in December 1993 for the purpose of conducting certain advanced drug development programs and pursuing commercial opportunities of CTRC. Mr. Woods is Chairman of the Board of Directors of CTRC and Dr. Norman and Mr. Watson are directors of CTRC. The Company and CTRC have an agreement not to commence any legal action against, in the case of CTRC, the Board of Directors of the Company, other than Directors of the Company who are also employees or officers of or consultants to ILEX, or, in the case of ILEX, the Board of Trustees of CTRC, for any claim that would have been covered by any directors’ and officers’ liability insurance policies maintained by CTRC or ILEX, as applicable, subject to certain exceptions. This agreement terminated upon consummation of the initial public offering of the Company’s Common Stock on February 20, 1997, but remains in effect with respect to any activity occurring prior to the termination of the agreement.

     The Company has a lease agreement with CTRC Research Foundation Building Corporation, a joint venture between CTRC Research Foundation and the Texas Research Park Foundation, for a manufacturing facility. Additionally CTRC Research Foundation performs certain research services for the Company. For the year ended December 31, 2002, the Company paid CTRC Research Foundation approximately $651,000 for these services. For the year ended December 31, 2002, the Company paid CTRC Research Foundation Building Corporation approximately $240,000 related to the aforementioned lease agreement. The lease agreement provides that rent will be paid at a fixed monthly rate plus a percentage of gross sales from the facility, as defined in the lease. The Company was not required to begin making fixed monthly payments until 1998 nor is it required to begin making the payments, which are based on a percentage of gross sales from the facility, until certain gross levels are achieved. At December 31, 2002, the Company had payables to CTRC Research of $156,000 related to the aforementioned services and lease agreements.

     Dr. Bailes has been Executive Vice President, Clinical Affairs for US Oncology, Inc. since it was formed in June 1999 through the merger of American Oncology Resources, Inc. and PRN.

     In July 1997, the Company and Dr. Von Hoff entered into a consulting agreement, which expired on December 31, 2002 and a new agreement was entered into in January 2003, which expires on December 31, 2004. Under the terms of the agreement, the Company will pay Dr. Von Hoff an annual fee of $275,000 for services provided in accordance with the agreement.

     Subcontractors provide the Company with consulting services and non-clinical and clinical testing related to certain of its contracts. During the year ended December 31, 2002, the Company incurred the following approximate expenses for subcontracting and consulting costs to the named related parties:

University of Arizona	$856,000
CTRC Research	744,000
US Oncology	512,000
Daniel D. Von Hoff, M.D.	342,000

PROPOSALS FOR 2003 ANNUAL MEETING

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 as amended (“Rule 14a-8”), for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders in the year 2004 is December 17, 2003. After February 22, 2004, notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 would have been considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its Annual Meeting of Stockholders in the year 2004 may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

OTHER MATTERS

     As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors,

/s/ Jeffrey H. Buchalter

JEFFREY H. BUCHALTER President and Chief Executive Officer

San Antonio, Texas
April 16, 2003

ANNUAL MEETING OF SHAREHOLDERS OF

ILEX ONCOLOGY, INC.

MAY 22, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

- Please detach and mail in the envelope provided. -

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.		Election of Directors:
	☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY	NOMINEES: o Jeffrey H. Buchalter o Joy A. Amundson o Joseph S. Bailes, M.D.	(2)	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	☐	FOR ALL EXCEPT (See instructions below)	o Jason S. Fisherman, M.D. o Richard L. Love o Victor P. Micati o Daniel D. Von Hoff, M.D. o Mark E. Watson, Jr. o Gary V. Woods	(3)	TO CONSIDER AND ACT UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF; ALL AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT DATED APRIL 16, 2003, RELATING TO SUCH MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

					This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed Proposal 1 and FOR Proposal 2.

		INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: O

		To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

ILEX ONCOLOGY, INC.
PROXY — ANNUAL MEETING OF STOCKHOLDERS — MAY 22, 2003
This proxy is solicited on behalf of the Board of Directors

     The undersigned stockholder of ILEX Oncology, Inc. (the “Company”) hereby appoints Ronald G. Tefteller and Mark P. Mellin, or each of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 22, 2003, at 10:00 a.m., Central Time, at the Adam’s Mark Hotel, 111 Pecan Street East, San Antonio, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

(Continued and to be signed on the reverse side)